Exhibit 107

Calculation of Filing Fee Tables

FORM S-3

(Form Type)

VBI VACCINES INC.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price		Fee Rate	Amount of Registration Fee		Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
	Primary Offering of Securities:
Fees to Be Paid	Equity	Common Shares, no par value	457(o)	(1)	(1)
Fees to Be Paid	Other	Units	457(o)	(1)	(1)
Fees to Be Paid	Other	Warrants	457(o)	(1)	(1)
Fees to Be Paid	Other	Subscription Rights	457(o)	(1)	(1)
Fees to Be Paid	Unallocated (Universal Shelf)	N/A	457(o)	(1)	(1)	$300,000,000.00		$0.0000927	$27,810.00
	Secondary Offering of Common Shares:
Fees to Be Paid	Equity	Common Shares, no par value	457(c)	3,012,363 (2)(3)	$0.995(4)	$2,997,301.19	(4)	$0.0000927	$277.85
	Total Offering Amounts					$2,997,301.19			$28,087.85
	Total Fees Previously Paid								-
	Total Fee Offsets								$17,144.50	(5)
	Net Fee Due								$10,943.35	(5)

(1) There are being registered hereunder such indeterminate number of common shares, such indeterminate number of warrants and/or subscription rights to purchase common shares, and such indeterminate number of units as may, from time to time, be issued at indeterminate prices. Any securities registered hereunder may be sold separately or as units with the other securities registered hereunder. The proposed maximum offering price per security will be determined, from time to time, by the registrant in connection with the issuance by the registrant of the securities registered hereunder. Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers any additional securities that may be offered or issued in connection with any stock split, stock dividend or pursuant to anti-dilution provisions of any of the securities. Separate consideration may or may not be received for securities that are issuable upon conversion, exercise or exchange of other securities.

(2) Pursuant to Rule 416 under the Securities Act, the common shares offered in the secondary offering shall be deemed to cover such additional securities as may be issued as a result of share splits, share dividends or similar transactions.

(3) Comprised of (i) 705,000 common shares issuable or issued upon exercise of warrants issued to National Securities Corporation or its designees in April 2020, (ii) 937,500 common shares issuable upon the exercise of the amended and restated warrant issued to K2HV HealthVentures (“K2HV”) in May 2021, and (iii) 1,369,863 common shares issuable upon the conversion of the term loans payable to K2HV.

(4) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act and based upon the average of the high and low sale prices of our common shares on The Nasdaq Capital Market on August 23, 2022.

(5) Represents the total of the fee offsets claimed pursuant to Rule 457(p) under the Securities Act for the portion of registration fee previously paid with respect to unsold securities, as set forth in Table 2. The registrant has terminated the offerings related to the unsold securities associated with the claimed offset.

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed		Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims	VBI Vaccines Inc.	Form S-3ASR	File No. 333-240266	7/31/2020		$3,507.00	(1)	Equity	Common Shares, no par value	Common Shares, no par value	$27,022,181
Fee Offset Claims	VBI Vaccines Inc.	424(b)(5)	File No. 333-240266	9/3/2021		$13,637.50	(2)	Equity	Common Shares, no par value	Common Shares, no par value	$125,000,000
Fee Offset Sources	VBI Vaccines Inc.	Form S-3ASR	File No. 333-240266		7/31/2020							$16,225.00
Fee Offset Sources	VBI Vaccines Inc.	424(b)(5)	File No. 333-240266		9/3/2021							$13,637.50

(1) VBI Vaccines Inc. (the “Company”) has previously registered common shares having an aggregate offering price up to $125,000,000, offered by means of a prospectus, dated July 31, 2020 (the “First ATM Prospectus”), included in a Registration Statement on Form S-3 (Registration No. 333-240266), filed with the Securities and Exchange Commission on July 31, 2020 (the “Prior Registration Statement”). The Prior Registration Statement also included a base prospectus (the “Prior Base Prospectus”) registering the offering, issuance and sale by the Company an indeterminate amount of common shares, units, warrants and subscription rights, as may from time to time be offered pursuant to the Prior Registration Statement at indeterminate prices, along with an indeterminate number of securities that may be issued upon exercise, settlement, exchange or conversion of securities offered or sold thereunder. In connection with the filing of the First ATM Prospectus, the Company made a contemporaneous fee payment in the amount of $16,225.00 (the “First Fee Payment”). An aggregate offering price of $97,977,818.74 in common shares were sold under the First ATM Prospectus and then the offering was terminated. Pursuant to Rule 457(p) under the Securities Act, the registration fee of $3,507 which represents the portion of the First Fee Payment with respect to an aggregate of $27,022,181.26 of unsold securities previously registered on the Prior Registration Statement and offered pursuant to the First ATM Prospectus may be applied to the filing fees payable pursuant to this registration statement.

(2) The Company then previously registered common shares having an aggregate offering price of up to $125,000,000, offered by means of a 424(b)(5) prospectus supplement to the Prior Base Prospectus, dated September 3, 2021, filed with the Securities and Exchange Commission on September 3, 2021 (the “Second ATM Prospectus”), pursuant to the Prior Registration Statement. In connection with the filing of the Second ATM Prospectus, the Company made a contemporaneous fee payment in the amount of $13,637.50 (the “Second Fee Payment”). No common shares were sold under the Second ATM Prospectus and then the offering was terminated. Pursuant to Rule 457(p) under the Securities Act, the Second Fee Payment of $16,225.00 with respect to an aggregate of $125,000,000 of unsold securities previously registered on the Prior Registration Statement and offered pursuant to the Second ATM Prospectus may be applied to the filing fees payable pursuant to this registration statement.